FOR IMMEDIATE RELEASE

Press Contacts:

Helen Kendrick
SunPower Corp.
408-249-5585
hkendrick@sunpowercorp.com

SUNPOWER NAMES MARTY T. NEESE
CHIEF OPERATING OFFICER

SAN JOSE, Calif., June 10, 2008 -- SunPower Corporation (Nasdaq: SPWR), a Silicon Valley-based manufacturer of high-efficiency solar cells, solar panels and solar systems, today announced that Marty T. Neese is joining the company as its chief operating officer.  Neese will be responsible for leading SunPower’s global strategic operations and worldwide materials sourcing, and will oversee the execution of its recently announced solar cell fabrication plant in Malaysia.

Neese brings more than 25 years of experience driving cost effective, scalable manufacturing processes and policies.  A proponent of Kaizen, the Japanese strategy for continuous improvement, Neese successfully executed the Lean Six Sigma methodology at Flextronics International, a $30+ billion company, and received the 2007 Shingo Prize for Operational Excellence.

“Marty is a seasoned executive bringing many years of lean manufacturing expertise to SunPower,” said Tom Werner, CEO of SunPower Corp.  “His impressive background of implementing cost reduction programs for companies much larger than ours will be a great asset in lowering our overall operations costs.  I am extremely pleased to welcome Marty to our executive leadership team.”

Most recently, Neese held the position of executive vice president, worldwide operations, for Flextronics International.  Prior to that, he was executive vice president, operations at Solectron Corp., where he was responsible for the daily cost, quality, delivery, and end-to-end supply chain optimization and performance for customers who were partnered with the company.  Previously, Neese held the positions of vice president, worldwide program management and sales operations at Sanmina-SCI Corp., and director, business development for Jabil Circuit Co.  He also served in the U.S. Army for five years, reaching the rank of Captain.

Neese is a graduate of the United States Military Academy at West Point.  He received his master’s degree in business administration from the University of Florida.

About SunPower
SunPower Corporation (Nasdaq: SPWR) designs, manufactures and delivers high-performance solar electric systems worldwide for residential, commercial and utility-scale power plant customers.  SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe and Asia. For more information, visit www.sunpowercorp.com.  SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are statements that do not represent historical facts. The company uses words and phrases such as “will,” and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, the company’s plans and expectations regarding:  (a) execution of the company’s recently announced solar cell fabrication plant in Malaysia; and (b) lowering the company’s overall operations costs.  These forward-looking statements are based on information available to the company as of the date of this release and management’s current expectations, forecasts and assumptions, and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company’s control. In particular, risks and uncertainties that could cause actual results to differ include (i) construction and financing of the company’s announced fabrication plant in Malaysia; (ii) the company’s ability to obtain a adequate supply of polysilicon, ingots and wafers to manufacture its products and the price it pays for such materials; (iii) the continuation of governmental and related economic incentives promoting the use of solar power; (iv) the company’s ability to ramp new production lines and realize expected manufacturing efficiencies; (v) unforeseen manufacturing equipment delays at the company’s fabrication facilities and panel factories; (vi) the company’s ability to utilize thinner wafers, reduce kerf loss and otherwise achieve anticipated improvements in polysilicon usage efficiency; (vii) production difficulties that could arise; (viii) the success of the company’s ongoing research and development efforts; (ix) the potential renegotiation of or non-performance by parties to the company’s supply and customer contracts; and (x) other risks described in the company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2008, and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

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SunPower is a registered trademark of SunPower Corp. Cypress is a registered trademark of Cypress Semiconductor Corp.  All other trademarks are the property of their respective owners.